UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2025

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants to purchase common stock	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Strategic Transaction with Biofrontera AG

On June 30, 2025, Biofrontera Inc. (the “Company”) signed an agreement (the “Agreement”) with its former parent company Biofrontera AG and its subsidiaries pursuant to which the Company acquired all rights in the United States (the “U.S. Rights”) to Ameluz® and RhodoLED® (the “Strategic Transaction”). Pursuant to the Agreement, the Company will now pay a royalty of 12% in years where Ameluz® revenue in the United States is less than $65.0 million and a royalty of 15% when Ameluz® revenue in the United States.exceeds $65.0 million. The royalty will replace the transfer pricing model under the Company’s Second Amended and Restated License and Supply Agreement effective as of February 13, 2024 by and among the Company, Biofrontera AG and Biofrontera AG’s subsidiaries.

In exchange for the U.S. Rights, in addition to the aforementioned royalty and an agreement to transfer all costs associated with the U.S. business, Biofrontera AG will receive 3,109 shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), which represents a 10% post-money equity stake in the Company.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Series D Certificate of Designation”), each share of Series D Preferred Stock is, subject to certain limitations specified in the Series D Certification of Designation, immediately convertible at the option of the holders thereof into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and has voting rights on an as-converted basis. However, holders of the Series D Preferred Stock may not exercise their voting or conversion rights until the Company’s stockholders provide the Stockholder Approval (as defined below) to approve the issuance of the shares of Series D Preferred Stock and all Common Stock issuable upon conversion of such shares to the extent required under the Nasdaq listing rules.

The Series D Preferred Stock will not be registered under the Securities Act, and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series D Preferred Stock and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

The foregoing description of the Agreement between the Company and Biofrontera AG does not purport to be complete and is subject to, and qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2025.

Private Placement of Series C Preferred Stock

On June 27, 2025, as a condition precedent for the Strategic Transaction, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Series C Preferred Offering”), up to 11,000 shares (the “Series C Preferred Shares”) of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) at a price of $1,000 per Series C Preferred Share for an aggregate offering price of $11.0 million. The Series C Preferred Offering will consist of two tranches. The first tranche is expected to close on July 1, 2025 (the “Initial Closing”), subject to the satisfaction of customary closing conditions. The gross proceeds from the Initial Closing are expected to be $8.5 million, before deducting estimated offering expenses payable by the Company. The second tranche is expected to close after the Company enters into definitive documentation to consummate the Strategic Transaction, which is expected to occur on or before September 30, 2025 (the “Subsequent Closing”). The gross proceeds from the Subsequent Closing are expected to be $2.5 million, before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Series C Preferring Offering to fund the acquisition and transfer costs associated with the Strategic Transaction and other general corporate purposes.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock, which is filed as Exhibit 3.2 to this Current Report on Form 8-K (the “Series C Certificate of Designation”), each share of Series C Preferred Stock is, subject to the Cap prior to the Stockholder Approval (each as defined below) and certain other limitations specified in the Series C Certification of Designation, immediately convertible at the option of the holders thereof into shares of the Common Stock. Prior to the time when the Company’s stockholders approve the issuance of all of the Series C Preferred Shares and the Series D Preferred Shares and all Common Stock issuable upon conversion of such shares to the extent required under the Nasdaq listing rules (collectively, the “Stockholder Approval”), the aggregate total number of shares of the Common Stock that may be issued to all holders upon conversion of the Series C Preferred Stock shall not exceed the number of shares equal to 19.99% of the outstanding Common Stock as of June 27, 2025 (the “Cap”).

Pursuant to the Purchase Agreement, within 15 days of the date of the Initial Closing or such other period of time as may be agreed between the Company and the Series C Preferred Investors (the “Initial Filing Date”), the Company shall file a registration statement providing for the resale by the Investors of the Common Stock issuable upon conversion of the Series C Preferred Shares sold in the Initial Closing and to use commercially reasonable efforts to have the registration statement declared effective within 60 days following the Initial Filing Date (or, in the event that the staff of the Securities and Exchange Commission reviews and has written comments to such registration statement, within the later of (a) 75 days following the Initial Filing Date and (b) 15 days following the last comment received from the Staff of the Securities and Exchange Commission). In addition, as soon as practicable following the date of the Subsequent Closing (the “Subsequent Filing Date”) (and in any event no later than three days thereafter), the Company shall file a registration statement providing for the resale by the Investors of the Common Stock issuable upon conversion of the Series C Preferred Shares sold in the Subsequent Closing and to use commercially reasonable efforts to have the registration statement declared effective within 60 days following the Subsequent Filing Date (or, in the event that the staff of the Securities and Exchange Commission reviews and has written comments to such registration statement, within the later of (a) 75 days following the Subsequent Filing Date and (b) 15 days following the last comment received from the Staff of the Securities and Exchange Commission). The Company further agreed to take all steps necessary to keep such registration statements effective at all times until all Registrable Shares (as defined in the Purchase Agreement) have been resold, or there remains no Registrable Shares. The Purchase Agreement also restricts the Company’s ability to file registration statements under the Securities Act of 1933, as amended (the “Securities Act”) prior to the registration of all Registrable Shares for purposes other than to register the Common Stock issuable upon conversion of the Series C Preferred Shares, subject to certain exceptions.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

The securities issued in the Series C Preferred Offering have not been registered under the Securities Act, and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series C Preferred Stock and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of the Series C Certificate of Designation, the Series D Certificate of Designation, the Series C Preferred Stock and the Series D Preferred Stock and the terms of the Purchase Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Series C Preferred Stock and Series D Preferred Stock are being issued and, upon conversion, the Common Stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 3.03 Material Modification to Rights of Security Holders

The information in response to Item 5.03 below is incorporated by reference in response to this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Series C Preferred Stock

Pursuant to the terms of the Purchase Agreement, on June 30, 2025, the Company filed the Series C Certificate of Designation with the Delaware Secretary of State designating 11,000 shares of its authorized and unissued preferred stock as Series C Convertible Preferred Stock (the “Series C Preferred Stock”), each with a stated value of $1,000 per share (the “Original Share Price”). The Series C Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series C Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Series C Certificate of Designation.

The following is a summary of the terms of the Series C Preferred Stock:

Voting Rights. Subject to certain limitations described in the Series C Certificate of Designation, the Series C Preferred Stock is voting stock. Holders of the Series C Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series C Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series C Preferred Stock is then-convertible on all matters submitted to a vote of stockholders, subject to certain limitations described in the Series C Certificate of Designation, including as described below.

Unless and until the Company has obtained the Stockholder Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series C Preferred Stock (solely for purposes of calculating the number of aggregate votes that the holders of Series C Preferred Stock are entitled to on an as-converted basis) shall not exceed the Cap. Notwithstanding the foregoing, the holders of the Series C Preferred Stock are not entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock-basis with regard to the Stockholder Approval.

Conversion. Pursuant to the Series C Certificate of Designation, each share of Series C Preferred Stock is, subject to the Cap prior to the Stockholder Approval and certain other limitations specified in the Series C Certification of Designation, immediately convertible at the option of the holders thereof into the number of shares of the Company’s Common Stock equal to the Original Share Price divided by 0.6249, rounded down to the nearest whole share.

Liquidation. Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) three times the Original Series C Per Share Price, together with any dividends accrued but unpaid thereon (the “Series C Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Series C Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full Series C Liquidation Preference, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series C Liquidation Amount and all other amounts due to holders of shares of any class of stock that is pari passu with the Series C Preferred Stock, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series C Preferred Stock pursuant to the Series C Certificate of Designation shall be distributed among the holders of shares of Common Stock and shares of any class of stock that is junior to the Series C Preferred Stock, pro rata based on the number of shares held by each such holder (or in accordance with the provisions set forth in the applicable Certificate of Designation of Preferences, Rights and Limitations for any class of stock that is junior to the Series D Preferred Stock).

Following the Stockholder Approval, upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series C Preferred Stock, Series D Preferred Stock, any other classes of capital stock with liquidation rights and Common Stock, pro rata based on the number of shares of Common Stock held by each such holder, treating for this purpose all shares of Series C Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Series C Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Series C Certificate of Designation or otherwise.

The foregoing summary of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the text of the Series C Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Series D Preferred Stock

On June 30, 2025, the Company filed the Series D Certificate of Designation with the Delaware Secretary of State designating 3,019 shares of its authorized and unissued preferred stock as Series D Preferred Stock (the “Series D Preferred Stock”), each with a stated value of $1,000 per share (the “Conversion Value”). The Series D Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series D Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Series D Certificate of Designation.

The following is a summary of the terms of the Series D Preferred Stock:

Voting Rights. Subject to certain limitations described in the Series D Certificate of Designation, the Series D Preferred Stock is voting stock. Holders of the Series D Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series D Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series D Preferred Stock is then-convertible on all matters submitted to a vote of stockholders, subject to certain limitations described in the Series D Certificate of Designation. Notwithstanding the foregoing, holders of the Series D Preferred Stock are not entitled to vote together with the Common Stock prior to the Stockholder Approval.

Conversion. Pursuant to the Series D Certificate of Designation, each share of Series D Preferred Stock is, subject to certain limitations specified in the Series D Certification of Designation, immediately convertible at the option of the holders thereof into the number of shares of the Company’s Common Stock equal to the Conversion Value divided by 0.6249, rounded down to the nearest whole share. Notwithstanding the foregoing, holders of the Series D Preferred Stock are not entitled to convert their shares of Series D Preferred Stock into Common Stock prior to the Stockholder Approval.

Liquidation. Prior to the Stockholder Approval, in the event of any Liquidation the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) three times the Conversion Value, together with any dividends accrued but unpaid thereon (the “Series D Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Series D Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full Series D Liquidation Preference, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series D Liquidation Amount and all other amounts due to holders of shares of any class of stock that is pari passu with the Series D Preferred Stock, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series D Preferred Stock pursuant to the Series D Certificate of Designation shall be distributed among the holders of shares of Common Stock and shares of any class of stock that is junior to the Series D Preferred Stock, pro rata based on the number of shares held by each such holder (or in accordance with the provisions set forth in the applicable Certificate of Designation of Preferences, Rights and Limitations for any class of stock that is junior to the Series D Preferred Stock).

Following the Stockholder Approval, upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series D Preferred Stock, Series C Preferred Stock, any other classes of capital stock with liquidation rights and Common Stock, pro rata based on the number of shares of Common Stock held by each such holder, treating for this purpose all shares of Series D Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Series D Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Series D Certificate of Designation or otherwise.

The foregoing summary of the terms of the Series D Preferred Stock is qualified in its entirety by reference to the text of the Series D Certificate of Designation, which is filed hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock
10.1*	Form of Securities Purchase Agreement, dated June 27, 2025, by and among Biofrontera Inc. and the purchasers named therein
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplement copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2025		Biofrontera Inc.
(Date)		(Registrant)

	By:	/s/ E. Fred Leffler III
E. Fred Leffler III
Chief Financial Officer